UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 16, 2013

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road
Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                Departure of Executive Officer

Effective December 16, 2013, Mr. Sameer Vuyyuru’s service to and all duties with Semtech Corporation (the “Company”) as the Company’s Senior Vice President and General Manager, Advanced Communications Products Group, ended.   Although Mr. Vuyyuru will no longer serve in this position, he will remain an employee of the Company until January 1, 2014.

All duties and responsibilities previously performed by Mr. Vuyyuru have been assumed by Mr. Gary Beauchamp, Senior Vice President and General Manager, Signal Integrity and Timing Product Group effective December 16, 2013.  Mr. Beauchamp previously served the Company as Senior Vice President and General Manager, Gennum Product Group.  Mr. Beauchamp will not be receiving any additional compensation in connection with his assumption of these duties and responsibilities.

Item 7.01. Regulation FD Disclosure.

On December 18, 2013 the Company issued a press release providing updated guidance regarding the Company’s financial results for its fourth fiscal quarter ending January 26, 2014.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 including  Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1 attached hereto) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to this Item 7.01 (including Exhibit 99.1 attached hereto)  in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release issued by Semtech dated December 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2013	SEMTECH CORPORATION

	By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer